EXHIBIT A
                         Agreement Relating to the Filing
                        of Joint Statements on Schedule 13G
                      Pursuant to Rules 13d-1(c) and 13d-1(f)

          It is agreed among the undersigned that the Schedule 13G Statement to which this document is Exhibit A is filed on behalf of each of the undersigned as provided in Rules 13d-1(c) and 13d-1(f) of the General Rules and Regulations of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

          Dated: February 5, 1998


                                   /s/  Phillip Gordon
                                   ------------------------------
                                   PHILLIP GORDON,
                                   for the following named persons or
                                   entities, as attorney-in-fact

                                   MAIN STREET PARTNERS, L.P.*
                                   MS ADVISORY PARTNERS, L.P.*
                                   SAN FRANCISCO PARTNERS II, L.P.*
                                   SF ADVISORY PARTNERS, L.P.*
                                   SF ADVISORY CORP.*
                                   SF ADVISORY CORP. II*
                                   JOHN H. SCULLY*
                                   WILLIAM E. OBERNDORF*

          * A Power of Attorney authorizing Phillip Gordon to act on behalf of this person or entity has been previously filed with the Securities and Exchange Commission.